SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment"), dated as of February 9, 2000, is by and among Condor Systems, Inc. (the "Borrower"), certain subsidiaries of the Borrower identified on the signature pages hereto (the "Guarantors"), the lenders identified on the signature pages hereto (the "Lenders") and Bank of America, N.A., formerly Bank of America National Trust and Savings Association, as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Guarantors, the Lenders and the Agent have entered into that certain Credit Agreement dated as of April 15, 1999, as amended as of April 27, 1999 (as so amended, the "Existing Credit Agreement");

         WHEREAS, the parties to the Existing Credit Agreement have agreed to amend the Existing Credit Agreement as provided herein;

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                     PART 1
                                   DEFINITIONS

         SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Amendment No. 2 Effective Date" is defined in Subpart 4.1.

         SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                     PART 2
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 2 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Credit Agreement and all other Credit Documents shall continue in full force and effect.

         SUBPART 2.1 Amendments to Section 1.1.

         (a) The pricing grid contained in the definition of "Applicable Percentage" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended and replaced with the pricing grid set forth below:

                                                                  Applicable Percentages
                                -------------------------------------------------------------------------------------------
                                                         For           For Standby                               For
   Pricing          Total              For            Base Rate      Letter of Credit   For Trade Letter       Unused
    Level      Leverage Ratio   Eurodollar Loans        Loans              Fee            of Credit Fee          Fee
-------------- ---------------- ------------------ ---------------- ------------------- ------------------ ----------------
      I         > 5.0 to 1.0          4.00%             2.75%             4.00%              2.00%              2.00%
                -
-------------- ---------------- ------------------ ---------------- ------------------- ------------------ ----------------
                < 5.0_ to 1.0
     II         but > 4.5 to 1.0      3.25%             2.00%             3.25%              1.625%             1.25%
                    -
-------------- ---------------- ------------------ ---------------- ------------------- ------------------ ----------------
    III         < 4.5 to 1.0
                but > 4.0 to 1.0      3.00%             1.75%             3.00%              1.50%              1.00%
-------------- ---------------- ------------------ ---------------- ------------------- ------------------ ----------------
     IV         < 4.0 to 1.0          2.75%             1.50%             2.75%              1.375%             1.00%
                but > 3.0 to 1.0
                    -
-------------- ---------------- ------------------ ---------------- ------------------- ------------------ ----------------
      V         < 3.0 to 1.0          2.50%             1.25%             2.50%              1.25%              1.00%

         (b) The definition of "Committed Amount" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Committed Amount" means $50,000,000, as such amount may be reduced or increased from time to time as provided in Section 3.4.

         (c) The definition of "Excluded Asset Disposition" appearing in Section
1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Excluded Asset Disposition" means, with respect to any Consolidated Party, (i) the sale of inventory in the ordinary course of such Consolidated Party's business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Consolidated Party's business, (iii) any Equity Issuance by such Consolidated Party and (iv) any sale, lease, transfer or other disposition of Property by such Consolidated Party to any Credit Party.

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

         (d) The definition of "Permitted Acquisition" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower, provided that (i) the Property acquired (or the Property of the Person acquired) in such Acquisition is used or useful in the business of defense electronics (or any reasonable extensions or expansions thereof), (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.12 and/or Section 7.13 within the time periods provided therein, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall not have taken (and not rescinded) any action to oppose such Acquisition, (iv) if the aggregate consideration paid with respect to such Acquisition exceeds $2,500,000, the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition on a Pro Forma Basis, the Credit Parties shall be in compliance with all of the Total Leverage Ratio and the Senior Leverage Ratio, (v) if the EBITDA of the Person or Property to be acquired in such Acquisition for the most recent 12 calendar-month period preceding the date of such Acquisition is greater than 25% of Consolidated EBITDA for the most recent fiscal year preceding the date of such Acquisition with respect to which the Agent has received the Required Financial Information, then the EBITDA of such Person or Property for such period shall be audited in accordance with GAAP by independent certified public accountants of recognized national standing reasonably acceptable to the Agent (whose opinion shall not be limited as to the scope or qualified as to going concern status), (vi) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vii) after giving effect to such Acquisition, there shall be at least $3,500,000 of availability existing under the Committed Amount, (viii) the Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Agent has received the Required Financial Information is less than or equal to 5.0 to 1.0, provided that the Acquisition by the Borrower of SciCom shall not fail to be a Permitted Acquisition solely by virtue of this clause (viii) if (A) such Acquisition is consummated on or before March 31, 2000, (B) the aggregate consideration (including cash and noncash consideration) paid in connection with such Acquisition, together with related fees and expenses, does not exceed $6,500,000 and (C) the Borrower shall have received an equity contribution from the Sponsor in an amount that, together with the amount of the equity contribution made pursuant to Subpart 4.1.3 of Amendment No. 2, is at least equal to $10,000,000 and
         (ix) the aggregate consideration (including cash and non-cash consideration and any assumption of Indebtedness, but excluding consideration consisting of any Capital Stock of the Parent issued to the seller of the Capital Stock or Property acquired in such Acquisition, the proceeds of any Equity Issuance by the Parent occurring subsequent to the Closing Date and the proceeds of any Asset Disposition, Excluded Asset Disposition or Involuntary Disposition by any Consolidated Party occurring subsequent to the Closing Date) for all such Acquisitions occurring after the Closing Date shall not exceed $35,000,000 plus the amount of any increase in the Committed Amount pursuant to Section 3.4(b).

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

         (e) The definition of "Permitted Investments" appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Permitted Investments" means Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable acquired by any Consolidated Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1B and extensions or renewals thereof, provided that no such extension or renewal shall increase the amount of such Investment as of the Closing Date; (vi) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $1,000,000 in the aggregate at any one time outstanding for all of the Consolidated Parties; (vii) Investments in any Credit Party; (viii) Investments made prior to December 31, 1999 in Joint Ventures and Consolidated Parties which are not Credit Parties; (ix) Investments arising pursuant to Hedging Agreements permitted under Section 8.1(d);
         (x) Investments funded with the proceeds of Equity Issuance occurring subsequent to the Closing Date; (xi) Investments consisting of Eligible Reinvestments made pursuant to Section 7.6 or Section 8.5; (xii) Permitted Acquisitions; (xiii) Investments constituting consideration received in connection with an Asset Disposition permitted by Section 8.5, (xiv) Investments consisting of the Global Advances, (xv) Investments consisting of notes payable issued by any officer, director or employee of the Borrower or any of its Subsidiaries as payment for Capital Stock of the Borrower purchased by such officer, director or employee pursuant to the exercise of options and (xvi) other Investments in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

         (f) The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order to read as follows:

                  "Amendment No. 2" means the Second Amendment to Credit Agreement and Waiver dated as of February 9, 2000 by and among the Borrower, the Guarantors, the Required Lenders and the Agent.

                  "Application Period" means, with respect to any Asset Disposition, the period beginning with the consummation of such Asset Disposition and ending on the earlier of (i) 180 days thereafter or
         (ii) the date specified in the Subordinated Note Indenture by which the Net Cash Proceeds from such Asset Disposition must be reinvested in Eligible Reinvestments or used to prepay the Loans.

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition involving assets having an aggregate net book value in excess of $500,000, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to make Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Borrowing Base" means, as of any day, the sum of (a) 85% of Eligible Receivables plus (b) 50% of Eligible Inventory plus (c) 50% of Unbilled Receivables, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of
         Section 7.1(m).

                  "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 7.1(m).

                  "Eligible Inventory" means, as of any date of determination and without duplication, the aggregate book value of all raw materials and finished goods inventory owned by the Borrower or any of its Domestic Subsidiaries but excluding in any event (i) inventory which is
         (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business, (iv) inventory located outside of the United States, (v) inventory located at a location not owned by the Borrower or any of its Subsidiaries with respect to which the Agent shall not have received a landlord's, warehousemen's, bailee's or appropriate waiver satisfactory to the Agent, (vi) inventory which is leased or on consignment, (vii) inventory not at a location of the Borrower or a Subsidiary of the Borrower which has been disclosed to the Agent pursuant to this Credit Agreement and (viii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business owned by or owing to the Borrower or any of its Domestic Subsidiaries (collectively, the "Receivables") but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Credit Party Obligations or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 90 days (or, in the case of a Receivable which represents a liquidation payment due from the United States government (or any of its agencies) and/or with respect to which an audit is being or has been conducted, 120 days) past the later of (a) the invoice date or (b) the date upon which the related services were performed or goods were shipped, (iii) any Receivable not otherwise excluded by clause (ii) above but owing from an account debtor more than 50% of whose outstanding Receivables are then excluded by such clause (ii), unless the exclusion by such clause
         (ii) is a result of a legitimate dispute by the account debtor, (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments, to the extent that the Receivables evidenced thereby exceed $50,000 individually and $500,000 in the aggregate, have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (vii) Receivables for which any direct or indirect Subsidiary or any Affiliate is the account debtor, (viii) Receivables representing a sale to the government of the United States, any foreign government or any agency or instrumentality thereof unless (A) the Federal Assignment of Claims Act or other similar applicable law has been complied with to the satisfaction of the Agent with respect to the granting of a security interest in such Receivable or (B) the account debtor owing such Receivables is required to make payment of such Receivables into a bank account subject to a Bank Agency Agreement and (ix) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion. As used in this definition of "Eligible Receivables", each United States or foreign governmental agency shall be treated as a separate account debtor.

                  "SciCom"  means Andrews SciCom, Inc., a Texas corporation.

                  "Unbilled Receivables" means, as of any date of determination, the aggregate book value of all Receivables owned by or owing to the Borrower or any of its Domestic Subsidiaries that have not yet been invoiced but will be invoiced within 90 days.

         SUBPART 2.2 Amendments to Section 2.1. Sections 2.1(a) and 2.1(b)(ii) of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:

                  2.1      Revolving Loans.

                  (a) Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower such Lender's Commitment Percentage of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate outstanding principal amount of Revolving Loans shall not exceed the Committed Amount; provided, further, (A) with regard to each Lender individually, such Lender's outstanding principal amount of Revolving Loans shall not exceed such Lender's Commitment Percentage of the Committed Amount, (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Committed Amount and (C) the sum of the aggregate outstanding principal amount of Revolving Loans plus Swingline Loans shall not exceed the Borrowing Base. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than 10 Eurodollar Loans shall be outstanding hereunder at any time (it being understood that, for purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period). Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      Revolving Loan Borrowings.

                                     *******

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

                           (ii) Minimum Amounts. Each Eurodollar Loan or Base
                  Rate Loan that is a Loan shall be in a minimum aggregate principal amount of $500,000 and integral multiples of $50,000 in excess thereof (or the remaining amount of the Committed Amount, if less), subject to Sections 2.2(e) and 2.3(b)(iii).

         SUBPART 2.3 Amendments to Section 2.3. Section 2.3(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  2.3      Swingline Loan Subfacility.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Maturity Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed ZERO DOLLARS ($0) (the "Swingline Committed Amount"), (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Committed Amount and (iii) the sum of the aggregate outstanding principal amount of Revolving Loans plus Swingline Loans shall not exceed the Borrowing Base. Swingline Loans hereunder shall be made as Base Rate Loans and may be repaid and reborrowed in accordance with the provisions hereof.

         SUBPART 2.4 Amendments to Section 3.3. Section 3.3 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

         3.3      Prepayments.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Loans (other than Swingline Loans) shall be in a minimum principal amount of $500,000 and integral multiples of $50,000 in excess thereof (or the then remaining principal balance of the Revolving Loans, if less). Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify a voluntary prepayment then such prepayment shall be applied to Loans, first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.12, but otherwise without premium or penalty, and, in the case of Eurodollar Loans, shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (b)      Mandatory Prepayments.
                           ---------------------

                           (i) Committed Amount/ Borrowing Base. If at any time,
                  the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall exceed the Committed Amount, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess. If at any time, the sum of the aggregate outstanding principal amount of Revolving Loans plus Swingline Loans shall exceed the Borrowing Base, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans, in an amount sufficient to eliminate such excess.

                           (ii) Cash on Hand. If at any time the cash on hand
                  and Cash Equivalents of the Consolidated Parties exceed $6,000,000, the Borrower shall immediately prepay the Loans in an aggregate amount equal to such excess (except to the extent that such excess is attributable to Net Cash Proceeds or Excess Proceeds from Asset Dispositions or Involuntary Dispositions, as the case may be, which have not yet been required to be applied to the prepayment of the Loans pursuant to clause (iii) below) (such prepayment to be applied as set forth in clause (v) below).

                           (iii) (A) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties to make Eligible Reinvestments within the Application Period (such prepayment to be applied as set forth in clause (v) below).

                                 (B) Casualty and Condemnation Events.
                           Immediately upon the occurrence of any event requiring application of any Excess Proceeds to the prepayment of Loans (and cash collateralization of LOC Obligations) pursuant to Section 7.6(b), the Borrower shall prepay the Loans in the amount required by such Section 7.6(b) (such prepayment to be applied as set forth in clause (v) below).

                           (iv) Equity Issuances. Immediately upon receipt by a
                  Consolidated Party of proceeds from the Equity Issuance required under Subpart 4.1.3 of Amendment No. 2 or made pursuant to clause (viii) of the definition of "Permitted Acquisition", the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause (v) below).

                           (v) Application of Mandatory Prepayments. All amounts
                  required to be paid pursuant to this Section 3.3(b) shall be applied to Revolving Loans and Swingline Loans. Within the parameters of the applications set forth above, prepayments shall be applied first to Swingline Loans, second to Revolving Loans which are Base Rate Loans and third to Revolving Loans which are Eurodollar Loans (in direct order of Interest Period maturities). All prepayments under this Section 3.3(b) shall be subject to Section 3.12, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                           (vi) Prepayment Account. If the Borrower is required
                  to make a mandatory prepayment of Eurodollar Loans under this
                  Section 3.3(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Agent) by and in the sole dominion and control of the Agent. Any amounts so deposited shall be held by the Agent as collateral for the prepayment of such Eurodollar Loans and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Agent the amount of any loss on any such Cash
                  Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         SUBPART 2.5 Amendments to Section 3.4. Sections 3.4(a)(i) and 3.4(b)(1) of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:

                  3.4 Termination and Reduction of Committed Amount; Increase of Committed Amount.

                  (a) Reductions in Committed Amount.

                           (i) General. The Borrower may from time to time
                  permanently reduce or terminate the Committed Amount in whole or in part (in minimum aggregate amounts of $500,000 or in integral multiples of $50,000 in excess thereof (or, if less, the full remaining amount of the then applicable Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would cause the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans to exceed the Committed Amount unless, concurrently with such termination or reduction, the Loans are repaid to the extent necessary to eliminate such excess. The Agent shall promptly notify each affected Lender of receipt by the Agent of any notice from the Borrower pursuant to this Section 3.4(a).

                                   ***********

                  (b) Increase in Committed Amount. The Borrower shall have the right, upon at least ten (10) Business Days' prior written notice to the Agent, to effectuate a one-time increase of up to $15,000,000 in the Committed Amount, subject, however, to satisfaction of the following conditions precedent:

                           (1) no Event of Default shall have occurred and be
                  continuing on the date on which such Committed Amount increase is to become effective, and the Total Leverage Ratio as of the most recent fiscal quarter end preceding the date of such increase with respect to which the Agent has received the Required Financial Information is less than or equal to 5.0 to 1.0;

         SUBPART 2.6 Amendments to Section 5.2. Section 5.2(e) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

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

                  5.2      Conditions to all Extensions of Credit.

                  The obligations of each Lender to make any Loan (other than Revolving Loans pursuant to Sections 2.2(c) and 2.3(b)) and of the Issuing Lender to issue or extend any Letter of Credit (including the initial Loans and the initial Letter of Credit) are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date of the conditions set forth in Section 5.1:

                                   ***********

                           (e) Immediately after giving effect to the making of
                  such Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (i) the sum of the aggregate outstanding principal amount of Revolving Loans plus LOC Obligations plus Swingline Loans shall not exceed the Committed Amount and (ii) the sum of the aggregate outstanding principal amount of Revolving Loans plus Swingline Loans shall not exceed the Borrowing Base.

         SUBPART 2.7 Amendments to Section 7.1. Sections 7.1(l), (m) and (n) are hereby added to Section 7.1 of the Existing Credit Agreement to read as follows, and Section 7.1(l) of the Existing Credit Agreement is hereby reidentified as
Section 7.1(o):

                  7.1 Information Covenants.

                  The Credit Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                                   ***********

                           (l) Monthly Financial Statements. As soon as
                  available, and in any event within 30 days after the close of each fiscal month of the Consolidated Parties (other than a month ending on the last day of a fiscal quarter or fiscal year) monthly management cash flow reports in the form of
                  Exhibit 7.1(l) hereto. Such monthly financial statements shall be accompanied by a signed statement of an Executive Officer of the Borrower certifying that, to the best of his knowledge and belief, (i) such monthly financial statements are true and correct in all material respects and have been prepared in a manner consistent with GAAP applied on a consistent basis (subject to the absence of footnotes and changes resulting from audit and normal year-end audit adjustments) and (ii) no Default or Event of Default has occurred and is continuing.

                           (m) Borrowing Base Certificates. Within 25 days after
                  the end of each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of
                  Exhibit 7.1(m) and certified by an Executive Officer of the Borrower to be true and correct as of the date thereof (a "Borrowing Base Certificate").

                           (n) Contract Backlog Report. At the time of delivery
                  of the financial statements described in Sections 7.1(a) and 7.1(b), a report on contract backlog for all contracts providing goods or services valued in excess of $2,500,000 for the fiscal quarter most recently ended, together with estimates of the costs and time to complete, such report to be in form and substance reasonably acceptable to the Agent.

         SUBPART 2.8 Amendments to Section 7.6. Section 7.6(b) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           7.6      Insurance.

                                     *******

                  (b) In the event that the Consolidated Parties receive Net Cash Proceeds in excess of $500,000 in aggregate amount during any fiscal year of the Consolidated Parties ("Excess Proceeds") on account of any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Consolidated Parties (with respect to any Consolidated Party, an "Involuntary Disposition"), the Credit Parties shall, within the period of 180 days following the date of receipt of such Excess Proceeds, apply (or cause to be applied) an amount equal to such Excess Proceeds to (i) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (ii) prepay the Loans (and cash collateralize LOC Obligations) in accordance with the terms of Section 3.3(b)(iii)(B). All excess proceeds received by any Credit Party shall be subject to the security interest of the Agent (for the ratable benefit of the Lenders) under the Collateral Documents. Pending final application of the Net Cash Proceeds of any Involuntary Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

         SUBPART 2.9 Amendments to Section 7.10. Section 7.10 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  7.10     Audits/Inspections.

                  Upon reasonable notice and during normal business hours, each Credit Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers, to, at the expense of the Credit Parties, visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person; provided that the obligations of each Credit Party under this Section 7.10 shall be subject to applicable laws, rules and regulations (including, without limitation, any regulations of the United States Department of Defense or any agency of any foreign government) and any contract to which any Consolidated Party is a party (including, without limitation, any contract with the United States Department of Defense or any branch of the United States military or any foreign government or any agency or instrumentality thereof). The Credit Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Credit Parties.

         SUBPART 2.10 Amendments to Section 7.11. Sections 7.11(a) and 7.11(c) of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:

                  7.11 Financial Covenants.

                           (a) Total Leverage Ratio. The Total Leverage Ratio,
                  as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to:

                                    (i) for the fiscal quarter ending December
                           31, 1999, 7.50 to 1.00;

                                    (ii) for the fiscal quarter ending March 31,
                           2000, 9.00 to 1.00;

                                    (iii) for the fiscal quarter ending June 30,
                           2000, 9.75 to 1.00;

                                    (iv) for the fiscal quarter ending September
                           30, 2000, 7.50 to 1.00;

                                    (v) for the fiscal quarter ending December
                           31, 2000, 7.00 to 1.00;

                                    (vi) for any fiscal quarter ending in the
                           period from January 1, 2001 to and including December 31, 2001, 6.00 to 1.00;

                                    (vii) for any fiscal quarter ending in the
                           period from January 1, 2002 to and including December 31, 2002, 4.75 to 1.00;

                                    (viii) for any fiscal quarter ending in the
                           period from January 1, 2003 to and including December 31, 2003, 4.25 to 1.00; and

                                    (ix) for any fiscal quarter ending in the
                           period from January 1, 2004 and at all times thereafter, 4.00 to 1.00.

                                     *******

                           (c) Fixed Charge Coverage Ratio. The Fixed Charge
                  Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to:

                                    (i) for any fiscal quarter ending in the
                           period from the Closing Date to and including December 31, 1999, 1.00 to 1.00;

                                    (ii) the fiscal quarter ending March 31,
                           2000, 0.55 to 1.00;

                                    (iii) for the fiscal quarter ending June 30,
                           2000, 0.75 to 1.00;

                                    (iv) for the fiscal quarter ending September
                           30, 2000, 0.75 to 1.00;

                                    (v) for the fiscal quarter ending December
                           31, 2000, 0.85 to 1.00;

                                    (vi) for any fiscal quarter ending in the
                           period from January 1, 2001 to and including December 31, 2001, 1.05 to 1.00; and

                                    (vii) for any fiscal quarter ending in the
                           period from January 1, 2002 and at all times thereafter, 1.20 to 1.00.

         SUBPART 2.11 Amendments to Section 7.16. Section 7.16(a) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  7.16     Further Assurances.

                  (a) On or prior to March 31, 2000, the Borrower shall cause Condor Data Management, Ltd. to be dissolved.

         SUBPART 2.12 Amendments to Section 8.1. Sections 8.1(g) and 8.1(h) of the Existing Credit Agreement are hereby amended and restated in their entireties to read as follows:

                  8.1      Indebtedness.

                  The Credit Parties will not permit any Consolidated Party to contract, create, incur, assume or permit to exist any Indebtedness, except:

                                     *******

                           (g) other secured or unsecured Indebtedness hereafter
                  incurred by any Consolidated Party provided that the total of all such Indebtedness shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; and

                           (h) other unsecured Indebtedness hereafter incurred
                  by any Consolidated Party provided that the total of all such Indebtedness shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding.

         SUBPART 2.13 Amendments to Section 8.5. Section 8.5 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.5      Asset Dispositions.

                  The Credit Parties will not permit any Consolidated Party to make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) unless (a) at least 75% of the consideration paid in connection therewith shall be cash or Cash

         Equivalents or Eligible Assets, (b) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such transactions after the Closing Date (other than any such transaction to the extent that the consideration received consists of Eligible Assets or the Net Cash Proceeds thereof are use to make Eligible Reinvestments within the Application Period) shall not exceed $10,000,000 and (c) if the aggregate net book value of the assets sold or otherwise disposed of in any such transactions exceeds $2,000,000, the Borrower shall have delivered to the Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, no Event of Default under Section
         7.11 would exist hereunder. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Consolidated Parties may apply such Net Cash Proceeds to temporarily reduce the Revolving Loans or to make Investments in Cash Equivalents.

                  Upon a sale of assets or the sale of Capital Stock of a Consolidated Party permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interest, if any, in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, if any, the return of stock certificates, if any, and the release of such Consolidated Party from all of its obligations, if any, under the Credit Documents.

         SUBPART 2.14 Amendments to Section 8.12. Section 8.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.12     Capital Expenditures.

                  The Credit Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $5,000,000.

         SUBPART 2.15 Amendments to Section 8.14. Section 8.14 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  8.14     Operating Lease Obligations.

                  The Credit Parties will not permit any Consolidated Party to enter into, assume or permit to exist any obligations for the payment of rent under Operating Leases which in the aggregate for all such Persons in any fiscal year would exceed (a) for fiscal year 2000, $4,000,000 and (b) for any fiscal year thereafter, the product of (i) $4,000,000 times (ii) the sum of (A) one (1) plus (B) the Consumer Price Index as reported by the Bureau of Labor Statistics.

         SUBPART 2.16 Amendments to Schedule 6.10. Schedule 6.10 to the Existing Credit Agreement is hereby amended and replaced with Schedule 6.10 attached hereto.

         SUBPART 2.17 Amendments to Schedule 6.14. Schedule 6.14 to the Existing Credit Agreement is hereby amended and replaced with Schedule 6.14 attached hereto.

         SUBPART 2.18 Amendments to Schedule 6.16(a). Schedule 6.16(a) to the Existing Credit Agreement is hereby amended and replaced with Schedule 6.16(a) attached hereto.

         SUBPART 2.19 Amendments to Schedule 6.16(b). Schedule 6.16(b) to the Existing Credit Agreement is hereby amended and replaced with Schedule 6.16(b) attached hereto.

         SUBPART 2.20 Amendments to Schedule 6.16(c). Schedule 6.16(c) to the Existing Credit Agreement is hereby amended and replaced with Schedule 6.16(c) attached hereto.

         SUBPART 2.21 New Exhibit 7.1(m). A new Exhibit 7.1(m) in the form of
Exhibit 7.1(m) attached hereto is hereby added to the Existing Credit Agreement.


                                     PART 3
                                     WAIVERS

         The Required Lenders hereby waive (a) the Event of Default existing as of the date hereof caused by the Credit Parties failure to comply with Section
8.15 of the Existing Credit Agreement and (b) the Event of Default caused by the Credit Parties failure to comply with Section 7.16(a) of the Existing Credit Agreement so long as the Credit Parties dissolve Condor Data Management, Ltd. on or before March 31, 2000.


                                     PART 4
                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1 Amendment No. 2 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 2 Effective Date") when all of the conditions set forth in this Part 4 shall have been satisfied, and thereafter this Amendment shall be known, and may be referred to, as "Amendment No. 2."

                  SUBPART 4.1.1 Execution of Counterparts of Amendment. The Agent shall have received counterparts of this Amendment, which shall have been duly executed on behalf of each of the Borrower, the Guarantors and the Required Lenders.

                  SUBPART 4.1.2 Bank Agency Agreement. The Agent shall have received a Bank Agency Agreement, which collectively shall have been duly executed on behalf of each of the Borrower, the applicable Guarantors, Union Bank of California, N.A. and the Agent.

                  SUBPART 4.1.3 Sponsor Equity Contribution. The Borrower shall have received an equity contribution from the Sponsors in an amount equal to $8,000,000. Such equity contribution shall be on terms and conditions satisfactory to the Agent. The Borrower shall have applied the Net Cash Proceeds from such Equity Issuance to prepay the Loans as provided in Section 3.3(b)(iv) of the Amended Credit Agreement.

                  SUBPART 4.1.4 Fees and Expenses.

                           (a) Amendment Fee. The Borrower shall have paid to
                  the Agent for the account of each Lender which shall have executed this Amendment on or prior to February 9, 2000 an amendment fee equal to 0.375% of such Lender's Commitment.

                           (b) Attorneys Fees. The Borrower shall have paid the
                  legal fees and expenses of Moore & Van Allen, PLLC, counsel to the Agent, invoiced at least one Business Day prior to the Amendment No. 2 Effective Date.

                  SUBPART 4.1.5 Further Assurances. The Credit Parties shall have provided satisfactory evidence to the Agent that the Credit Parties have used commercially reasonable efforts to comply with
         Section 7.16(b) of the Existing Credit Agreement.

                  SUBPART 4.1.6 Other Items. The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.


                                     PART 5
                                  MISCELLANEOUS

         SUBPART 5.1 Representations and Warranties. The Credit Parties hereby represent and warrant to the Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Credit Agreement or any of the other Credit Documents and (b) the representations and warranties set forth in Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

         SUBPART 5.2 Reaffirmation of Credit Party Obligations. Each Credit Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Credit Party Obligations.

         SUBPART 5.3 Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 5.4 Instrument Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 5.5 References in Other Credit Documents. At such time as this Amendment No. 2 shall become effective pursuant to the terms of Subpart 4.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment No. 2.

         SUBPART 5.6 Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

         SUBPART 5.7 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SUBPART 5.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF the Borrower, the Guarantors and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:                        CONDOR SYSTEMS, INC.


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


GUARANTORS:                      CEI SYSTEMS, INC.


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________

AGENT:                           BANK OF AMERICA, N.A., formerly Bank of
                                 America National Trust and Savings Association, in its capacity as Agent


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


LENDERS:                         BANK OF AMERICA, N.A., formerly Bank of
                                 America National Trust and Savings Association, in its capacity as a Lender


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 ANTARES CAPITAL CORPORATION,
                                 in its capacity as Documentation Agent and individually as a Lender


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 PARIBAS


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________


                                 UNION BANK OF CALIFORNIA, N.A.


                                 By:_______________________________
                                 Name:_____________________________
                                 Title:____________________________

                                 Exhibit 7.1(m)

                                     FORM OF
                           BORROWING BASE CERTIFICATE

        For the calendar month ended _______________, 200__.

         I, ______________________, ((TITLE)) of CONDOR SYSTEMS, INC. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of April 15, 1999 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America,
N. A., formerly Bank of America National Trust and Savings Association, as
Agent:



                                   RECEIVABLES

1.       Receivables (as defined in the
         definition of Eligible Receivables in
         Section 1.1 of the Credit Agreement)               $_____________

2.       (i) Receivables not subject
         to a perfected, first priority Lien
         in favor of the Agent to secure the
         Credit Party Obligations                           $_____________

         (ii) Receivables subject
         to any Lien, other than
         a Permitted Lien                                   $_____________

         (iii) Receivables which are more than
         90 days (or, in the case of a
         Receivable which represents a
         liquidation payment due from the United
         States government (or any of its
         agencies) and/or with respect to which
         an audit is being or has been
         conducted, 120 days) past the later of
         (a) the invoice date or (b) the date
         upon which the related services were
         performed or goods were shipped                    $____________

         (iv) any Receivable not otherwise
         excluded by clause (iii) above but
         owing from an account debtor more than
         50% of whose outstanding Receivables
         are then excluded by clause (iii),
         unless such exclusion is a result of a
         legitimate dispute by the account
         debtor                                             $_____________

         (v) Receivables evidenced by notes,
         chattel paper or other instruments
         (unless such notes, chattel paper or
         instruments, to the extent that the
         Receivables evidenced thereby exceed
         $50,000 individually and $500,000 in
         the aggregate have been delivered to
         and are in the possession of the Agent)            $_____________

         (vi) Receivables owing
         by an account debtor which is not
         solvent or is subject to any bankruptcy
         or insolvency proceeding of any kind               $_____________

         (vii) Receivables which are contingent
         or subject to offset, deduction,
         counterclaim, dispute or other defense
         to payment, in each case to the extent
         of such offset, deduction,
         counterclaim, dispute or other defense              $_____________

         (viii) Receivables for
         which any direct or indirect Subsidiary
         of the Borrower or any Affiliate of the
         Borrower is the account debtor                     $_____________

         (ix) Receivables representing a sale to
         the government of the United States,
         any foreign government or any agency or
         instrumentality thereof (unless (A) the
         Federal Assignment of Claims Act or
         other similar applicable law with
         respect to the Agent's security
         interest in such Receivable has been
         complied with to the satisfaction of
         the Agent or (B) the account debtor
         owing such Receivables is required to
         make payment of such Receivables into a
         bank account subject to a Bank Agency
         Agreement)                                         $_____________

         (x) Receivables which
         fail to meet such other specifications
         as have been established by the Agent
         in its reasonable discretion                       $_____________

         (xi) Sum of lines (i) through (x)                  $_____________

3.       Eligible Receivables
         (Line 1 less Line 2(xi))                           $_____________

4.       Eligible Receivables Borrowing
         Base (85% of Eligible Receivables)                 $_____________

                              UNBILLED RECEIVABLES

5.       Receivables that have not yet
         been invoiced                                      $_____________

6.       Unbilled Receivables Borrowing Base
         (50% of Line 5)                                    $_____________


                                    INVENTORY

7.       Inventory (as defined in the
         definition of Eligible Inventory in
         Section 1.1 of the Credit Agreement)               $_____________

8.       (i) Inventory not subject
         to a perfected, first priority Lien
         in favor of the Agent to secure the
         Credit Party Obligations                           $_____________

         (ii) Inventory subject
         to any Lien, other than
         a Permitted Lien                                   $_____________

         (iii) Inventory which is not in good
         condition or fails to meet standards
         for sale or use imposed by governmental
         agencies, departments or divisions
         having regulatory authority over such
         goods                                              $_____________

         (iv) Inventory which is not useable
         or salable at prices approximating
         their cost in the ordinary course of
         business                                           $_____________

         (v) Inventory located outside of the
         United States                                      $_____________

         (vi) Inventory located at a location
         not owned by the Borrower or any of its
         Subsidiaries with respect to which the
         Agent shall not have received a
         landlord's, warehousemen's, bailee's or
         appropriate waiver satisfactory to the
         Agent                                              $_____________

         (vii) Inventory which is leased or on
         consignment                                        $_____________

         (viii) inventory not at a location which
         has been disclosed to the Agent pursuant
         to the Credit Agreement                            $_____________

         (ix) Inventory which fails to meet
         such other specifications as have
         been established by the Agent                      $_____________

         (x) Sum of lines (i) through (ix)                  $_____________

9.       Eligible Inventory
         (Line 7 less Line 8(x))                            $_____________
                 ----

10.      Eligible Inventory Borrowing
         Base (50% of Eligible Inventory)                   $_____________



                                 BORROWING BASE

11.      Total Borrowing Base availability
         (Line 4 plus Line 6 plus Line 10)                 $_____________

12.      Aggregate Outstanding Revolving Loans
         and Swingline Loans under the Credit
         Agreement                                         $_____________

13. If Line #11 is greater than Line #12, then the difference ($________) (or, if less, the remaining amount of the
         Committed Amount) is available for
         extensions of credit under the Revolving
         Commitments; if Line #12
         is greater than Line #11, then the Borrower shall prepay or otherwise reduce so much of the outstanding Revolving Loans and
         Swingline Loans as shall be necessary to eliminate such excess ($_________).

         With reference to this Borrowing Base certificate, I hereby certify that the above statements are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ______________, 200_.


                                                     CONDOR SYSTEMS, INC.

                                                     By:_______________________
                                                     Name:_____________________
                                                     Title:____________________]